                                                                  Exhibit 10.24

     Confidential treatment has been requested for portions of this document. Redacted material is identified by double asterisks (i.e. "**"). The redacted material has been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.

                           CONTENT PROVIDER AGREEMENT

      This Content Provider Agreement (this "Agreement"), dared as of August 31, 1999 (the "Effective Date"), is made by and between InfoSpace.com, Inc. a Delaware corporation having a principal place of business at 15375 NE 90th Street, Redmond, WA 98052 ("InfoSpace"), and Delphi Information Systems, Inc., a Delaware corporation having a principal place of business at 3501 Algonquin Road, Rolling Meadows, IL 60008 ("Provider"). InfoSpace and Provider agree as follows:

                                    RECITALS

      A. InfoSpace provides information and other content in various media to end users via the World Wide Web and other electronic media environments;

      B. Provider is the owner of the Content (as defined below and as described in Exhibit A); and

      C. Provider desires to supply, and InfoSpace desires to procure the Content for the purpose of use and display on the InfoSpace Web Sites (as defined below).

                                    AGREEMENT

      NOW, THEREFORE, the parties agree as follows:

Section 1. Definitions

      Wherever used in this Agreement with initial terms capitalized, the following terms shall have the following defined meanings:

      "Content" means any text, graphics, pictures, sound, video, data and other content (other than the Provider Marks) provided by Provider to InfoSpace under this Agreement.

      "Content Page" means any Web Page on any InfoSpace Web Site on which the entire version of any portion of the Content appears (e.g., an entire article), but specifically excluding any Web Page on any InfoSpace Web Site on which a link or button to access the Content appears (e.g., a Web Page containing only a description or summary of an article).

      "Content Usage Reports" means a report (in a form generally maintained by InfoSpace for its internal use and/or other third parties) detailing the number of times that a Content Page was viewed on an InfoSpace Web Site. All Content Usage Reports shall constitute Confidential Information of InfoSpace.

      "Identifying Data" means, with respect to any Content, the data fields specified on Exhibit A hereto.

      "InfoSpace Marks" means those Trademarks of InfoSpace (if any) set forth on Exhibit B hereto and such other Trademarks as InfoSpace may from time to time notify Provider in writing to be "InfoSpace Marks" within the meaning of this Agreement.

      "InfoSpace Partner" means any third party with whom InfoSpace has entered into any agreement whereby InfoSpace is granted the right to post and maintain content on such third party's Web Site.

      "InfoSpace Web Sites" means, collectively, all Web Sites maintained by InfoSpace or its affiliates or any InfoSpace Partners.

      "Intellectual Property Rights" means any patent, copyright, rights in Trademarks, trade secret rights, moral rights and other intellectual property or proprietary rights arising under the laws of any jurisdiction.

      "Person" means any individual, corporation, partnership, joint venture, association, trust or other entity or group.

      "Provider Marks" means those Trademarks of Provider set forth on Exhibit B hereto and such other Trademarks (if any) as Provider may from time to time notify InfoSpace in writing to be "Provider Marks" within the meaning of this Agreement.

      "Term" means the term of this Agreement as defined on Exhibit C.

      "Trademarks" means any trademarks, service marks, trade dress, trade names, corporate names, proprietary logos or indicia and other source or business identifiers.

      "Web Page" means a single HTML document (or similar document) which is all or a portion of a Web Site.

      "Web Site" means, with respect to any Person, all points of presence and/or services maintained by such Person on or electronically connected with the Internet (including, without limitation, the World Wide Web) or on any successor public data network.

Section 2. SERVICES AND LICENSES

      2.1 Posting of Content. Subject to and in accordance with the terms of this Agreement, InfoSpace may use commercially reasonable efforts to post and maintain the Content on such pages and other locations of the InfoSpace Web Sites as InfoSpace may determine from time to time and may deliver the Content via conventional markup languages used on the internet and use caching as required on the InfoSpace Web Sites; provided, that InfoSpace may, at its discretion, signify its agreement to any pages or locations proposed by Provider by posting Content via such pages or locations, without any requirement of a separate written agreement between the parties with respect thereto. The position and prominence of any posted Content shall be determined by InfoSpace in its sole discretion InfoSpace may store the Content (subject to InfoSpace's standard policies in effect from time to time relating to retention and discarding of content and this Section 2.1) on its servers in such a manner that the Content can be made available throughout the InfoSpace Web Sites.

      2.2 Delivery of Content. At Provider's sole discretion, Provider will provide Content to InfoSpace. Unless otherwise agreed by the parties, the Content will be delivered on a daily basis using either e-mail or FTP transfer methodologies. Without limiting the generality of the foregoing, all time sensitive Content (i.e. market sensitive information) shall be provided to InfoSpace by Provider within such time period sufficient to allow the Content maintained on the InfoSpace Web

Sites to mirror to a reasonable degree the Content maintained on Provider's Internet web site and any other third party web site to whom Provider may provide all or any portion of such Content. Each Content transfer shall be accompanied by the applicable Identifying Data. InfoSpace shall upload to the InfoSpace Web Sites any Content transferred to InfoSpace pursuant to this
Section 2.2 on schedules set forth in, and otherwise in accordance with, its standard uploading policies in effect from time to time.

      2.3 License to Content. With respect to any Content provided to InfoSpace pursuant to Section 2.2, Provider hereby grants InfoSpace a non-exclusive, royalty-free, worldwide license to use, reproduce, distribute, adopt, modify, make derivative works of, publish, display, perform and otherwise exploit the Content in connection with posting and maintaining the same on the InfoSpace Web Sites, and as provided in Section 2.1, subject to the prior written approval of Provider. All rights with respect to the Content not expressly granted to InfoSpace by the foregoing are reserved to Provider.

      2.4 License to Provider Marks. Subject to Section 2.5, Provider hereby grants InfoSpace a non-exclusive, nontransferable, royalty-free, worldwide license to use, reproduce, publish, perform and display the Provider Marks: (a) on the InfoSpace Web Sites in connection with posting and maintaining the Content thereon; and (b) in promotional and marketing materials, content directories and indexes, and electronic and printed advertising, publicity, press releases, newsletters and mailings about InfoSpace.

      2.5 Approval of Trademark Usage. InfoSpace shall not use or exploit in any manner any of the Provider Marks except in such manner and media as Provider may consent to in writing, which consent shall not be unreasonably withheld or delayed. Provider may revoke or modify any such consent upon written notice to InfoSpace (provided, that such revocation or modification shall not be applicable to any materials produced or published in accordance with this
Section 2.5 prior to the date of such revocation or modification).

      2.6 Publicity. The parties may work together to issue publicity and general marketing communications concerning their relationship and other mutually agreed-upon matters, provided, however, that neither party shall have any obligation to do so. In addition, neither party shall issue such publicity and general marketing communications concerning their relationship without the prior written consent of the other party (not to be unreasonably withheld). Neither party shall disclose the terms of this Agreement to any third party, except as required by law.

      2.7 Nonexclusivity. InfoSpace acknowledges that nothing in this Agreement shall be deemed or construed to prohibit Provider from providing the Content or similar materials to any third party for any use or exploitation whatsoever. Provider acknowledges that nothing in this Agreement shall be deemed or construed to prohibit InfoSpace from securing, posting or maintaining any content, whether or not similar to or competitive with the Content, on the InfoSpace Web Sites or otherwise.

      2.8 Sponsorships and Promotions. Provider acknowledges and agrees that InfoSpace may sell and maintain one or more third party sponsorships or promotional placements throughout the InfoSpace Web Sites during the Term, including, without limitation, on one or more of the Content Pages. The sale, size, identity, placement and prominence of any such sponsorships or promotional placements within any portion of any InfoSpace Web Site shall be in InfoSpace's sole discretion. InfoSpace shall have no obligation to share, or account to Provider regarding, any sums received by InfoSpace by virtue of any such sponsorships or promotional placements.

      2.9 Content Usage Reports. During the Term. InfoSpace shall allow Provider to electronically access a Content Usage Report maintained by InfoSpace on its servers.

Section 3. TERM AND TERMINATION

      3.1 Term. The Term is set forth on Exhibit C.

      3.2 Termination. Either party may terminate the Term upon not less than thirty (30) days prior written notice to the other party of any breach hereof by such other party, provided that such other party has not cured such breach within such thirty (30) day period.

      3.3 Effect of Termination. Upon termination or expiration of the Term for any reason, all rights and obligations of the parties under this Agreement shall be extinguished, except that the rights and obligations of the parties under Sections 2.8, 5, 6, 7 and & shall survive any termination or expiration of the Term.

Section 4. CONTENT

      4.1 Provider Responsibility. Subject to InfoSpace's rights under Section 4.2: (a) Provider is solely responsible for the creation and delivery of the Content to InfoSpace; and (b) Provider shall manage, renew, create, delete, edit and otherwise control the editorial content of the Content. InfoSpace will not be responsible for reviewing the Content prior to uploading the Content onto the InfoSpace Web Sites.. Provider shall ensure that the Content shall be and remain fully compatible with the InfoSpace Web Sites; provided, however, upon request from Provider, and at Provider's sole expense, InfoSpace shall make commercially reasonable efforts to assist Provider in resolving any Content related compatibility problem.

      4.2 InfoSpace Editorial Control. InfoSpace shall have the right (but not the obligation) to refuse to post, remove & edit any Content which, in its sole discretion, InfoSpace considers actually or potentially obscene, indecent, offensive, defamatory, unlawful, infringing of third-parry Intellectual Property Rights, third-party contractual rights, or otherwise objectionable or unsuitable (defined as adult content, alcohol products, tobacco products, violence, pornographic, libelous, defamatory, invasion of privacy or publicity or highly offensive or immoral for posting on the InfoSpace Web Sites (including, without limitation, hyperlinks, framed content or meta tags included in any Content).

      4.3 Credits. On any pages or other locations in which InfoSpace posts or maintains any Content. InfoSpace may publish a notice, the prominence and placement of which will be determined by InfoSpace in its sole discretion, stating that certain content on such page or other location was provided by Provider. Nothing in this Agreement shall limit or restrict InfoSpace's right to publish any other credits, disclaimers or other materials on any location of the InfoSpace Web Sites as InfoSpace deems appropriate in its sole discretion.

Section 5. REPRESENTATIONS AND WARRANTIES; INDEMNITY

      5.1 Representations, Warranties and Certain Covenants. To induce InfoSpace to enter into this Agreement. Provider represents. warrants and covenants that:

            (a) the performance by Provider pursuant to this Agreement and/or the rights herein granted to InfoSpace will not conflict with or result in a breach or violation of any of the terms or provisions, or constitute a default, under any agreement by which Provider is bound;

            (b) Provider owns all right, title and interest in and to the Content and all associated Intellectual Property Rights, and none of the Content, the Provider Marks or any other items delivered to InfoSpace by Provider to the best of its' knowledge violate, misappropriate or infringe any Intellectual Property Right or other right of any Person, or constitute legally obscene or indecent materials or a libel or defamation of any Person.

With respect to the performance of its obligations hereunder, including, without limitation, the provision of the Content, each party r shall comply with all applicable laws, rules and regulations (including, without limitation, export control and obscenity laws).

Additionally, each party warrants that they will perform their obligations under this Agreement in a timely manner as contemplated by this Agreement.

      5.2 Indemnity. Provider will defend, indemnify and hold harmless InfoSpace from and against any and all claims, costs, losses, damages, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with the Content or the Provider Marks or any actual or alleged breach of any of Providers representations. warranties or covenants set forth in Section 5.1 above. InfoSpace shall promptly notify Provider of any third-party claim of which it becomes aware for which its seeks indemnification pursuant to this
Section 5.2 and shall: (a) at Provider's expense, provide reasonable cooperation to Provider in connection with the defense or settlement of any such claim; and
(b) at InfoSpace's expense, be entitled to participate in the defense of any such claim. Neither party r shall acquiesce to any judgment or enter into any settlement that adversely affects the other party's rights or interests without prior written consent of such affected party.. Provider shall not indemnify InfoSpace for any claims based on InfoSpace's negligence or based on misuse of Provider's Content.

Section 6. EXCLUSIONS; NO LIABILITY

      6.1 WARRANTIES EXCLUDED. EXCEPT AS SET FORTH [N SECTION 5 1, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND. EXPRESS OR IMPLIED. WITH RESPECT TO THE INFOSPACE WEB SITES, OR ANY ITEMS OR SERVICES PROVIDED HEREUNDER. INCLUDING. WITHOUT LIMITATION, ANY IMPLIED WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE AND ANY IMPLIED WARRANTY OP NON-INFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PROVIDER

ACKNOWLEDGES THAT THE INFOSPACE WEB STIES (INCLUDING ANY SERVERS OR OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED BY INFOSPACE IN CONNECTION WITH HOSTING THE INFOSPACE WEB SITES OR PERFORMANCE OF ANY SERVICES HEREUNDER) ARE PROVIDED "AS IS" AND THAT INFOSPACE MAKES NO WARRANTY THAT THE INFOSPACE WEB SITES OR ANY SERVERS HOSTING THE INFOSPACE WEB SITES WILL BE FREE FROM BUGS. FAULTS, DEFECTS OR ERRORS OR THAT ACCESS TO ANY OF THE INFOSPACE WEB SITES WILL BE UNINTERRUPTED.

      6.2 LIMITATION Of LIABILITY. EXCEPT FOR THE INDEMNITY OBLIGATIONS OF PROVIDER SET FORTH IN SECTION 5 ABOVE, NEITHER PARTY WILL HAVE ANY LIABILITY FOR. AND EACH PARTY HEREBY WAIVES AND DISCLAIMS, ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER IN CONTRACT. TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE AND STRICT LIABILITY), WARRANTY OR OTHERWISE. RELATING TO ANY LOSS OR DAMAGE TO PROPERTY. BUSINESS OR DATA FROM ANY CAUSE, OR ANY, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES, IN EACH CASE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING ANY BREACH HEREOF) OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

      EITHER PARTY'S LIABILITY (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE AND NOT WITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), PRODUCT LIABILITY OR STRICT LIABILITY OF INFOSPACE) UNDER THIS AGREEMENT OR WITH REGARD TO ANY OF THE PRODUCTS OR SERVICES RENDERED BY INFOSPACE UNDER THIS AGREEMENT (INCLUDING ANY SERVERS OR OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED BY INFOSPACE OR ANY THIRD PARTIES IN CONNECTION WITH HOSTING THE CONTENT PAGES), THE INFOSPACE WEB SITES AND ANY OTHER ITEMS OR SERVICES FURNISHED UNDER THIS AGREEMENT WILL IN NO EVENT EXCEED FIVE THOUSAND DOLLARS.

Section 7.OWNERSHIP

      7.1 Provider. As between the parties, Provider retains all right, title and interest in and to the Content and the Provider Marks, along with all Intellectual Property Rights associated with any of the foregoing. AU goodwill arising out of InfoSpace's use of any of the Provider Marks shall inure solely to the benefit of Provider.

      7.2 InfoSpace. As between the parties, except as expressly provided in
Section 7.1, InfoSpace retains all right, title and interest in and to the InfoSpace Web Sites (including, without limitation, any and all content, data. URLs, domain names, technology, software, code, user interfaces. "look and feel". Trademarks and other items posted thereon or used in connection or associated therewith) and the InfoSpace Marks, along with all Intellectual Property Rights associated with any of the foregoing. All goodwill arising out of Provider's use of any of the InfoSpace Marks shall inure solely to the benefit of InfoSpace.

      7.3 Other Trademarks. InfoSpace shall not register or attempt to register any of the Provider Marks or any Trademarks which Provider reasonably deems to be confusingly similar to any of the Provider Marks. Provider shall not register Or attempt to register any of the InfoSpace Marks or any Trademarks which InfoSpace reasonably deems to be confusingly similar to any of the InfoSpace Marks.

      7.4 Further Assurances; Limitations. Each party shall take, at the other party's expense, such action (including, without limitation, execution of affidavits or other documents) as the other party may reasonably request to effect, perfect or confirm such other party's ownership interests and other rights as set forth above in this Section 7. This Agreement and delivery of the Content or any portion hereunder shall not cause InfoSpace to be in violation of any law of any jurisdiction or third party agreement, and InfoSpace may modify terms of delivery of the Content if necessary in InfoSpace's sole discretion to avoid any such potential violation.

Section 8. GENERAL PROVISIONS

      8.1 Independent Contractors. Provider and InfoSpace are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, franchise or agency relationship between Provider and InfoSpace. Neither party has any authority to enter into agreements of any kind on behalf of the other party.

      8.2 Assignment. Neither party may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld, except that either party may, without the other party's consent, assign this Agreement or any of its rights or delegate any of its duties under this Agreement: (a) to any affiliate of such party; or (b) to any purchaser of all or substantially all of such party's `assets or to any successor by way of merger, consolidation or similar transaction. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

      8.3 Choice of Law; Forum Selection. This Agreement shall be governed by, and construed in accordance with, the laws of the jurisdiction of the defendant without reference to its choice of law rules.

      8.4 Nonwaiver. No waiver of any breach of any provision of this Agreement shall constitute a. waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

      8.5 Force Majeure. Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, interruptions in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophes or any other occurrences which are beyond such party's reasonable control.

      8.6 Notices. Any notice or other communication required or permitted to be given hereunder shall be given in writing and delivered in person, mailed via confirmed facsimile or e-mail, or delivered by recognized courier service, properly addressed and stamped with the required postage, to the individual signing this agreement on behalf of the applicable party at its address specified above and shall be deemed effective upon receipt. Either party may from time to time change the individual to receive notices or its address by giving the other party notice of the change in accordance with this section. In addition, a copy of any notice sent to InfoSpace or Provider, as applicable shall also be sent to the following address:

     InfoSpace.com. Inc.              Delphi Information Systems, Inc.
     15375 NE 90th Street             3501 Algonquin Road
     Redmond, WA 98052                Rolling Meadows, IL. 60008
     Fax: (425) 883-4846              Fax: 847-890-8280
     Attention: General Counsel       Attention: Legal Department

      8.7 Savings. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions shall remain in full force and effect. If any provision of this Agreement shall, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision shall be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

      8.8 Integration. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements or negotiations between InfoSpace and Provider concerning the subject matter hereof, and cannot be amended except by a writing signed by both parties. This Agreement does nor constitute an offer by InfoSpace and it shall not be effective until signed by both parties.

      8.9 Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of the Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

      8.10 Confidentiality. Each party (the "Receiving Party") undertakes to retain in confidence the terms of this Agreement and all other non-public information and know-how of the other party disclosed or acquired by the Receiving Party pursuant to or in connection with this Agreement which is either designated as proprietary and/or confidential or by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"); provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants in the ordinary course of its business. Each party agrees to use commercially reasonable efforts to protect Confidential Information of the other party, and in any event, to take precautions at least as great as those taken to protect its own confidential information of a similar nature. Both parties acknowledge that the terms of this Agreement are Confidential Information. The foregoing restrictions shall not apply to any information that: (a) was known by the Receiving Party prior to disclosure thereof by the other party; (b) was in or entered the public domain through no fault of the Receiving Party; (c) is disclosed to the Receiving Party by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality; (d) is required to be disclosed by applicable laws or regulations (but in such event, only to the extent required to be disclosed and after notice is given to the other party with an opportunity to object); or (e) is independently developed by the Receiving Party without reference to any Confidential Information of the other party. Upon request of the other party, or in any event upon any termination or expiration of the Term, each party shall return to the other all materials, in any medium, which contain, embody, reflect or reference all or any part of any Confidential Information of the other party. Each party acknowledges that breach of this provision by it would result in irreparable harm to the other party, for which money damages would be an insufficient remedy, and therefore that the other party shall be entitled to seek injunctive relief to enforce the provisions of this Section 8.1.

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

INFOSPACE                           PROVIDER

InfoSpace.com, Inc.                 Delphi Information Services, Inc.

By: /s/ Bernee D.L. Strom           By: /s/ Robin Raina
    -----------------------             -----------------------------
Name: BERNEE D.L. STROM             Name: ROBIN RAINA
     ----------------------               ---------------------------
Title: President & CEO              Title: President
       --------------------                --------------------------

                                    EXHIBIT A

                          IDENTIFYING DATA FOR CONTENT

Provider will provide content feed featuring insurance information and derivative content elements, including Ebix Mall and Ebix Link to enable InfoSpace Insurance Center and other various areas of the InfoSpace Web Sites. Delphi shall provide InfoSpace with the opportunity to include an Insurance Center channel within the InfoSpace Web Sites.

                                    EXHIBIT B

                                   TRADEMARKS

      The following Trademarks of Provider are "Provider Marks" as that term is used in this Agreement:

      ebix

      ebix.com

      ebix.com-- The Electronic Brokers & Insurers Express

      ebix.mall

      ebix.mall.com

      ebix.link

      ebix.link.com

      ebix.marketplace

      Internet Insurance Exchange

      (as supplemented from time to time by Company)

      The following Trademarks of InfoSpace are "InfoSpace Marks" as that term is used in this Agreement:

               [insert specified InfoSpace Marks (if applicable)]

      InfoSpace

      InfoSpace.com

[GRAPHIC OMITTED]

      Powered By InfoSpace

      Powered by InfoSpace.com

      The Ultimate Directory

      ActiveShopper

      PageExpress

      Search Engine For The Real World

      The Stuff That Portals Are Made Of

                                    EXHIBIT C

      1. Definitions. As used in this Agreement, the following terms have the following defined meanings:

      "Banner Advertisement" means a rotating banner advertisement of approximately 60 x 400 pixels located at the top and/or bottom of a Web Page.

      "Impression" means a user's viewing of any discrete screen of a Content Page, including containing a text link, button or Banner Advertisement.

      2. Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated or extended as provided below, shall end upon the second anniversary of this Agreement; provided that the Term shall be automatically be renewed for successive one year periods unless either party provides written notice of termination to the other party at least thirty (30) days prior to the end of the then-current Term.

      3. Banner Advertisements. As between the parties, ** all available inventory of Banner Advertisements for the Content Pages and any other portion of any of the InfoSpace Web Sites, consistent with the terms of this Agreement. ** for any such Banner Advertisements and **.

      4. License to InfoSpace Marks. InfoSpace hereby grants Provider a non-exclusive, nontransferable, royalty-free, worldwide right and license to use, reproduce, publish, perform and display the InfoSpace Marks in promotional and marketing materials, content directories and indices, and electronic and printed advertising, publicity, press releases, newsletters and mailings about Provider. Provider shall not use or exploit in any manner any of the InfoSpace Marks, except in such manner and media as InfoSpace may consent to in writing, which consent shall not be unreasonably withheld or delayed. InfoSpace may revoke or modify any such consent upon written notice to Provider (provided, that such revocation or modification shall not be applicable to any materials produced or published in accordance with this paragraph prior to the date of such revocation or modification).

      5. Links on Content Pages; Revenue Share. InfoSpace may **. Company shall pay to InfoSpace 20% of all revenue "Link Revenue Share") received by Company as a result of user traffic to the Company Web Sites via any such link on any Content Page.